October 2024

Preliminary Pricing Supplement filed pursuant to Rule 424(b)(2) dated October 25, 2024 / Registration Statement No. 333-269296
STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated October 25, 2024

GS Finance Corp.

Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026

Principal at Risk Securities

The Buffered Performance Leveraged Upside SecuritiesSM (Buffered PLUS) do not bear interest and are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your Buffered PLUS at stated maturity is based on the performance of an equally weighted basket composed of the common stock of 4 companies, as measured from the pricing date to and including the valuation date.

The initial basket value is 100, and the final basket value (the basket closing value on the valuation date) will equal the sum of the products, as calculated separately for each underlying stock, of: (i) the closing value of such underlying stock on the valuation date multiplied by (ii) its multiplier. The multiplier will equal, for each underlying stock, the quotient of (i) the weighting of such underlying stock multiplied by 100 divided by (ii) its initial basket component value.

At maturity, if the final basket value is greater than the initial basket value of 100, the return on your Buffered PLUS will be positive and equal to the product of the leverage factor multiplied by the basket percent increase (the percentage increase in the final basket value from the initial basket value), subject to the maximum payment at maturity. If the final basket value is equal to or less than the initial basket value but has not decreased by more than the buffer amount, you will receive the principal amount of your Buffered PLUS. However, if the final basket value has decreased from the initial basket value by more than the buffer amount, you will lose 1% for every 1% decline beyond the buffer amount, subject to the minimum payment at maturity. Declines in one or more underlying stocks may offset increases in the other underlying stocks.

The Buffered PLUS are for investors who seek the potential to earn 300% of any positive return of the basket, subject to the maximum payment at maturity, are willing to forgo interest payments and are willing to risk losing up to 90.00% of their investment if the final basket value has declined from the initial basket value by more than the buffer amount.

SUMMARY TERMS (continued on page PS-2)
Company (Issuer) / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Basket:

as described more fully below, an equally weighted basket composed of the common stock of Amazon.com, Inc. (current Bloomberg ticker: “AMZN UW”), the common stock of NVIDIA Corporation (current Bloomberg ticker: “NVDA UW”), the common stock of Tesla, Inc. (current Bloomberg ticker: “TSLA UW”) and the common stock of Uber Technologies, Inc. (current Bloomberg ticker: “UBER UN”)

Principal amount:

$ in the aggregate on the original issue date; the aggregate principal amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the pricing date. On the stated maturity date, the company will pay, for each $1,000 of the outstanding principal amount, an amount in cash equal to the payment at maturity.

Pricing date:	expected to price on or about October 31, 2024
Original issue date:	expected to be November 5, 2024
Valuation date:	expected to be April 30, 2026, subject to adjustment as described in the accompanying general terms supplement
Stated maturity date:	expected to be May 5, 2026, subject to adjustment as described in the accompanying general terms supplement
Payment at maturity:
•
If the final basket value is greater than the initial basket value, $1,000 + the leveraged upside payment, subject to the maximum payment at maturity;
•
If the final basket value is equal to or less than the initial basket value, but has decreased from the initial basket value by an amount less than or equal to the buffer amount, $1,000; or
•
If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount, (i) the product of $1,000 × the basket performance factor plus (ii) $100.00

Leveraged upside payment:	$1,000 × leverage factor × basket percent increase
Leverage factor:	300%
Maximum payment at maturity:	$1,275.00 per Buffered PLUS (127.50% of the stated principal amount)
Minimum payment at maturity:	$100.00 per Buffered PLUS (10.00% of the stated principal amount)
Buffer amount:	10.00%
CUSIP / ISIN:	40058FME0 / US40058FME06
Underwriter:	Goldman Sachs & Co. LLC
Estimated value range:	$900 to $960 per Buffered PLUS. See the following page for more information.

Original issue price	Underwriting discount	Net proceeds to the issuer
100% of the principal amount	2.50% ($ in total)*	97.50% ($ in total)

* Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $25.00 for each Buffered PLUS it sells. It has informed us that it intends to internally allocate $5.00 of the selling concession for each Buffered PLUS as a structuring fee.

Your investment in the Buffered PLUS involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-14. You should read the disclosure herein to better understand the terms and risks of your investment.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

SUMMARY TERMS (continued)

Basket (continued from previous page):	Basket component	Basket component weighting	Initial basket component value	Multiplier
	the common stock of Amazon.com, Inc.	25.00%
	the common stock of NVIDIA Corporation	25.00%
	the common stock of Tesla, Inc.	25.00%
	the common stock of Uber Technologies, Inc.	25.00%

We refer to each basket component singularly as an underlying stock and together as the underlying stocks.

The initial basket component value of each underlying stock is the closing value of such underlying stock on the pricing date.

Basket percent increase:	(final basket value - initial basket value) / initial basket value
Initial basket value:	100
Final basket value:	the basket closing value on the valuation date
Basket closing value:	the basket closing value on any day is the sum of the products of the basket component closing value of each underlying stock times the applicable multiplier for such underlying stock on such date.
Basket component closing value:	in the case of each underlying stock, the closing value of such underlying stock.
Multiplier:

Each multiplier will be set on the pricing date based on the applicable underlying stock’s respective initial basket component value so that each underlying stock will represent its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the Buffered PLUS and will equal, for each underlying stock, (i) the product of the applicable basket component weighting times 100 divided by (ii) the applicable initial basket component value. See “Basket — Multiplier” above.

Basket performance factor:	final basket value / initial basket value
Authorized denominations:	$1,000 or any integral multiple of $1,000 in excess thereof
Listing:	the Buffered PLUS will not be listed on any securities exchange or interdealer quotation system

October 2024

The issue price, underwriting discount and net proceeds listed on the cover page relate to the Buffered PLUS we sell initially. We may decide to sell additional Buffered PLUS after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the Buffered PLUS will depend in part on the issue price you pay for such Buffered PLUS.

GS Finance Corp. may use this prospectus in the initial sale of the Buffered PLUS. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a Buffered PLUS after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Buffered PLUS

The estimated value of your Buffered PLUS at the time the terms of your Buffered PLUS are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is expected to be in the range (the estimated value range) specified on the cover of this pricing supplement (per $1,000 principal amount), which is less than the original issue price. The value of your Buffered PLUS at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell Buffered PLUS (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your Buffered PLUS at the time of pricing, plus an additional amount (initially equal to $ per $1,000 principal amount).

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your Buffered PLUS (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your Buffered PLUS (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through , as described below). On and after , the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your Buffered PLUS (if it makes a market) will equal approximately the then-current estimated value of your Buffered PLUS determined by reference to such pricing models.

With respect to the $ initial additional amount:

•
$ will decline to zero on a straight-line basis from the time of pricing through ; and
•
$ will decline to zero on a straight-line basis from through .

October 2024

About Your Buffered PLUS

The Buffered PLUS are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your Buffered PLUS and therefore should be read in conjunction with such documents:

•
General terms supplement no. 8,999 dated February 13, 2023
•
Prospectus supplement dated February 13, 2023
•
Prospectus dated February 13, 2023

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your Buffered PLUS.

We refer to the Buffered PLUS we are offering by this pricing supplement as the “offered Buffered PLUS” or the “Buffered PLUS”. Each of the offered Buffered PLUS has the terms described in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “index stock(s)”,“lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “underlying stock(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 8,999 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

The Buffered PLUS will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The Buffered PLUS will be issued in book-entry form and represented by master note no 3, dated March 22, 2021.

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside Securities

The Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 (the “Buffered PLUS”) can be used:

•
As an alternative to direct exposure to the basket that enhances returns for a limited range of positive performance of the basket, subject to the maximum payment at maturity
•
To potentially outperform the basket with respect to moderate increases in the basket from the initial basket value to the final basket value
•
To provide a buffer against a 10.00% negative performance of the basket from the initial basket value to the final basket value

However, you will not receive dividends on the underlying stocks or any interest payments on your Buffered PLUS.

If the final basket value is less than the initial basket value by more than the buffer amount, the Buffered PLUS are exposed on a 1:1 basis to the negative performance of the basket beyond the buffer amount, subject to the minimum payment at maturity.

Key Investment Rationale

The Buffered PLUS offer leveraged exposure to a limited range of positive performance of the basket. In exchange for enhanced performance of 300.00% of the appreciation of the basket, investors forgo performance above the maximum payment at maturity. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus the leveraged upside payment, subject to the maximum payment at maturity. If the basket has not appreciated in value or has depreciated in value, but the final basket value has not declined from the initial basket value by more than the buffer amount, investors will receive the stated principal amount of their investment. However, if the basket has depreciated in value by more than the buffer amount, investors will lose 1.00% for every 1.00% decline in the basket value beyond the buffer amount from the pricing date to the valuation date of the Buffered PLUS, subject to the minimum payment at maturity. Under these circumstances, the payment at maturity will be less than the stated principal amount. Investors will not receive dividends on the underlying stocks or any interest payments on the Buffered PLUS and investors may lose up to 90.00% of their initial investment in the Buffered PLUS. All payments on the Buffered PLUS are subject to the credit risk of GS Finance Corp., as issuer, and The Goldman Sachs Group, Inc., as guarantor.

Leveraged Performance Up to a Cap

The Buffered PLUS offer investors an opportunity to capture enhanced returns relative to a direct investment in the basket, within a limited range of positive performance. However, investors will not receive dividends on the underlying stocks or any interest payments on the Buffered PLUS.

Upside Scenario

The basket increases in value. In this case, you receive a full return of principal as well as 300% of the increase in the value of the basket, subject to the maximum payment at maturity. For example, if the final basket value is 2.00% greater than the initial basket value, the Buffered PLUS will provide a total return of 6.00% at maturity.

Par Scenario

The final basket value is equal to the initial basket value or is less than the initial basket value but has not declined by more than the buffer amount. In this case, you receive the stated principal amount of $1,000 at maturity even if the basket has depreciated by up to the buffer amount.

Downside Scenario

The basket declines in value by more than the buffer amount. In this case, you receive less than the stated principal amount by an amount proportionate to the decline in the value of the basket from the initial basket value, plus the buffer amount. For example, if the final basket value is 50.00% less than the initial basket value, the Buffered PLUS will provide at maturity a loss of 40.00% of principal. In this case, you receive $600.00 per Buffered PLUS, or 60.00% of the stated principal amount. The minimum payment at maturity on the Buffered PLUS is equal to $100.00 per Buffered PLUS.

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate the impact that the various hypothetical basket closing values or hypothetical closing values of the underlying stocks on the valuation date could have on the payment at maturity assuming all other variables remain constant.

The information in the following examples reflects hypothetical rates of return on the offered Buffered PLUS assuming that they are purchased on the original issue date at the stated principal amount and held to the stated maturity date. If you sell your Buffered PLUS in a secondary market prior to the stated maturity date, your return will depend upon the market value of your Buffered PLUS at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying stocks and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor.

For these reasons, the actual performance of the basket over the life of your Buffered PLUS, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below or to the historical basket component closing values shown elsewhere in this pricing supplement. For information about the historical values of the underlying stocks during recent periods, see “The Basket and the Underlying Stocks — Historical Basket Component Closing Values of the Underlying Stocks and Basket Closing Values” below.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your Buffered PLUS, tax liabilities could affect the after-tax rate of return on your Buffered PLUS to a comparatively greater extent than the after-tax return on the underlying stocks.

The below examples are based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Leverage factor:	300%
Buffer amount:	10.00%
Maximum payment at maturity:	$1,275.00 per Buffered PLUS (127.50% of the stated principal amount)
Minimum payment at maturity:	$100.00 per Buffered PLUS (10.00% of the stated principal amount)

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Buffered PLUS Payoff Diagram

Security Performance
Basket Performance
Hypothetical Payment at Maturity (as % of Stated Principal Amount)
200
175
150
125
100
75
50
25
0
Maximum Payment at Maturity as % of Stated principal amount
127.5%
Leveraged Performance
100%
90%
109.167%
0
50
100
150
200
Hypothetical Final Basket Value (as % of Initial Basket Value)

How it works

▪

Upside Scenario. If the final basket value is greater than the initial basket value, investors will receive the $1,000 stated principal amount plus 300% of the appreciation of the basket from the pricing date to the valuation date of the Buffered PLUS, subject to the maximum payment at maturity. Under the terms of the Buffered PLUS, investors will realize the maximum payment at maturity at a final basket value of approximately 109.167% of the initial basket value.

▪

▪If the basket appreciates 2.00%, investors will receive a 6.00% return, or $1,060.00 per Buffered PLUS.

▪If the basket appreciates 50.00%, investors will receive only the maximum payment at maturity of $1,275.00 per Buffered PLUS, or 127.50% of the stated principal amount.

▪

Par Scenario. If the final basket value is equal to or less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10.00%, investors will receive the stated principal amount of $1,000 per Buffered PLUS.

▪If the basket depreciates 5.00%, investors will receive the $1,000 stated principal amount per Buffered PLUS.

▪

Downside Scenario. If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10.00%, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the basket from the initial basket value to the final basket value, plus the buffer amount of 10.00%. The minimum payment at maturity is $100.00 per Buffered PLUS.

▪	If the basket depreciates 50.00%, investors will lose 40.00% of their principal and receive only $600.00 per Buffered PLUS at maturity, or 60.00% of the stated principal amount.

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Additional Hypothetical Examples

The values in the left column of the table below represent hypothetical final basket values and are expressed as percentages of the initial basket value. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final basket value, and are expressed as percentages of the stated principal amount of a Buffered PLUS (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered Buffered PLUS on the stated maturity date would equal 100.000% of the stated principal amount of a Buffered PLUS, based on the corresponding hypothetical final basket value and the assumptions noted above.

Hypothetical Final Basket Value (as Percentage of Initial Basket Value)	Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
200.000%	127.500%
150.000%	127.500%
125.000%	127.500%
109.167%	127.500%
108.000%	124.000%
105.000%	115.000%
102.000%	106.000%
100.000%	100.000%
98.000%	100.000%
95.000%	100.000%
90.000%	100.000%
75.000%	85.000%
50.000%	60.000%
25.000%	35.000%
10.000%	20.000%
0.000%	10.000%

As shown in the table above:

•
If, for example, the final basket value were determined to be 25.000% of the initial basket value, the payment at maturity that we would deliver on your Buffered PLUS at maturity would be 35.000% of the stated principal amount of your Buffered PLUS. As a result, if you purchased your Buffered PLUS on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 65.000% of your investment (if you purchased your Buffered PLUS at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment).
•
If the final basket value were determined to be 200.000% of the initial basket value, the payment at maturity that we would deliver on your Buffered PLUS at maturity would be limited to the maximum payment at maturity, or 127.500% of each $1,000 principal amount of your Buffered PLUS. As a result, if you held your Buffered PLUS to the stated maturity date, you would not benefit from any increase in the final basket value over approximately 109.167% of the initial basket value.

The following examples illustrate the hypothetical payment at maturity for each Buffered PLUS based on hypothetical basket component closing values on the valuation date (which we refer to as the final basket component values) for each of the underlying stocks, calculated based on the key terms and assumptions above. The values in Column A represent hypothetical initial basket component values for each underlying stock, and the values in Column B represent the hypothetical final basket component values for each of the underlying stocks. The percentages in Column C represent hypothetical final basket component values for each underlying stock in Column B expressed as percentages of the corresponding hypothetical initial basket component values in Column A. The amounts in Column D represent the applicable multiplier for each underlying stock, and the amounts in Column E represent the products of the values in Column B times the corresponding amounts in Column D. The final basket value for each example is shown beneath each example, and will equal the sum of the products shown in Column E. The basket percent increase will equal the quotient of

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

(i) the final basket value for such example minus the initial basket value divided by (ii) the initial basket value, expressed as a percentage. The values below have been rounded for ease of analysis.

Example 1: The final basket value is greater than the initial basket value. The payment at maturity amount equals the maximum payment at maturity.

	Column A	Column B	Column C	Column D	Column E

Underlying Stock	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
the common stock of Amazon.com, Inc. (25.00% weighting)	100.00	150.00	150.00%	0.25000	37.50
the common stock of NVIDIA Corporation (25.00% weighting)	100.00	150.00	150.00%	0.25000	37.50
the common stock of Tesla, Inc. (25.00% weighting)	100.00	150.00	150.00%	0.25000	37.50
the common stock of Uber Technologies, Inc. (25.00% weighting)	100.00	150.00	150.00%	0.25000	37.50
			Final Basket Value:		150.00
				Basket Percent Increase:	50.00%

In this example, the hypothetical final basket component values for all of the underlying stocks are greater than the applicable hypothetical initial basket component values, which results in the hypothetical final basket value being greater than the initial basket value of 100.00. Since the hypothetical final basket value was determined to be 150.00, the hypothetical payment at maturity for each $1,000 principal amount of your Buffered PLUS will equal $1,000 + leveraged upside payment, which equals:

$1,000 + ($1,000 × 300.00% × 50.00%) = $2,500.00, which exceeds the maximum payment amount of $1,275.00.

Since this hypothetical payment at maturity exceeds the maximum payment amount, the hypothetical payment at maturity that we would deliver on your Buffered PLUS would be the maximum payment amount of $1,275.00 for each $1,000 face amount of your Buffered PLUS (i.e. 127.50% of each $1,000 principal amount of your Buffered PLUS).

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Example 2: The final basket value is greater than the initial basket value.

	Column A	Column B	Column C	Column D	Column E

Underlying Stock	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
the common stock of Amazon.com, Inc. (25.00% weighting)	100.00	102.00	102.00%	0.25000	25.50
the common stock of NVIDIA Corporation (25.00% weighting)	100.00	102.00	102.00%	0.25000	25.50
the common stock of Tesla, Inc. (25.00% weighting)	100.00	102.00	102.00%	0.25000	25.50
the common stock of Uber Technologies, Inc. (25.00% weighting)	100.00	102.00	102.00%	0.25000	25.50
			Final Basket Value:		102.00
				Basket Percent Increase:	2.00%

In this example, the hypothetical final basket component values for all of the underlying stocks are greater than the applicable hypothetical initial basket component values, which results in the hypothetical final basket value being greater than the initial basket value of 100.00. Since the hypothetical final basket value was determined to be 102.00, the hypothetical payment at maturity for each $1,000 principal amount of your Buffered PLUS will equal $1,000 + the leveraged upside payment, which equals:

$1,000 + ($1,000 × 300.00% × 2.00%) = $1,060.00.

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Example 3: The final basket value is less than the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount. The payment at maturity equals the $1,000 principal amount.

	Column A	Column B	Column C	Column D	Column E

Underlying Stock	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
the common stock of Amazon.com, Inc. (25.00% weighting)	100.00	92.00	92.00%	0.25000	23.00
the common stock of NVIDIA Corporation (20.00% weighting)	100.00	92.00	92.00%	0.25000	23.00
the common stock of Tesla, Inc. (25.00% weighting)	100.00	92.00	92.00%	0.25000	23.00
the common stock of Uber Technologies, Inc. (25.00% weighting)	100.00	92.00	92.00%	0.25000	23.00
			Final Basket Value:		92.00

In this example, the hypothetical final basket component values for all of the underlying stocks are less than the applicable initial basket component values, which results in the hypothetical final basket value being less than the initial basket value of 100.00. Since the hypothetical final basket value of 92.00 is less than the initial basket value by an amount less than or equal to the buffer amount, the hypothetical payment at maturity for each $1,000 principal amount of your Buffered PLUS will equal the principal amount of the Buffered PLUS, or $1,000.

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Example 4: The final basket value is less than initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount. The cash settlement amount is less than the $1,000 principal amount.

	Column A	Column B	Column C	Column D	Column E

Underlying Stock	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
the common stock of Amazon.com, Inc. (25.00% weighting)	100.00	30.00	30.00%	0.25000	7.50
the common stock of NVIDIA Corporation (25.00% weighting)	100.00	100.00	100.00%	0.25000	25.00
the common stock of Tesla, Inc. (25.00% weighting)	100.00	100.00	100.00%	0.25000	25.00
the common stock of Uber Technologies, Inc. (25.00% weighting)	100.00	120.00	120.00%	0.25000	30.00
			Final Basket Value:		87.50

In this example, the hypothetical final basket component value of the common stock of Amazon.com, Inc. is less than its hypothetical initial basket component value, while the hypothetical final basket component values of the common stock of NVIDIA Corporation and the common stock of Tesla, Inc. are equal to their applicable hypothetical initial basket component values and the hypothetical final basket component value of the common stock of Uber Technologies, Inc. is greater than its hypothetical initial basket component value.

In this example, the large decline in the common stock of Amazon.com, Inc. results in the hypothetical final basket value being less than the initial basket value of 100.00 even though the common stock of NVIDIA Corporation and the common stock of Tesla, Inc. remained flat and the common stock of Uber Technologies, Inc. increased.

Since the hypothetical final basket value of 87.50 is less than the initial basket value by an amount greater than the buffer amount, the hypothetical payment at maturity for each $1,000 principal amount of your Buffered PLUS will equal $1,000 times the basket performance factor plus $100.00, which equals:

($1,000 x (87.50/100.00)) + $100.00 = $975.00

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Example 5: The final basket value is less than initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount. The cash settlement amount is less than the $1,000 principal amount.

	Column A	Column B	Column C	Column D	Column E

Underlying Stock	Hypothetical Initial Basket Component Value	Hypothetical Final Basket Component Value	Column B / Column A	Hypothetical Multiplier	Column B x Column D
the common stock of Amazon.com, Inc. (25.00% weighting)	100.00	60.00	60.00%	0.25000	15.00
the common stock of NVIDIA Corporation (25.00% weighting)	100.00	60.00	60.00%	0.25000	15.00
the common stock of Tesla, Inc. (25.00% weighting)	100.00	60.00	60.00%	0.25000	15.00
the common stock of Uber Technologies, Inc. (25.00% weighting)	100.00	60.00	60.00%	0.25000	15.00
			Final Basket Value:		60.00

In this example, the hypothetical final basket component values for all of the underlying stocks are less than the applicable hypothetical initial basket component values, which results in the hypothetical final basket value being less than the initial basket value of 100.00. Since the hypothetical final basket value of 60.00 is less than the initial basket value by an amount greater than the buffer amount, the hypothetical payment at maturity for each $1,000 principal amount of your Buffered PLUS will equal $1,000 times the basket performance factor plus $100.00, which equals:

($1,000 x (60.00/100.00)) + $100.00= $700.00

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Risk Factors

An investment in your Buffered PLUS is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement no. 8,999. You should carefully review these risks and considerations as well as the terms of the Buffered PLUS described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying general terms supplement no. 8,999. Your Buffered PLUS are a riskier investment than ordinary debt securities. Also, your Buffered PLUS are not equivalent to investing directly in the underlying stocks. You should carefully consider whether the offered Buffered PLUS are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

Your Buffered PLUS Do Not Bear Interest

You will not receive any interest payments on your Buffered PLUS. As a result, even if the payment at maturity payable for your Buffered PLUS on the stated maturity date exceeds the stated principal amount of your Buffered PLUS, the overall return you earn on your Buffered PLUS may be less than you would have earned by investing in a non-indexed debt security of comparable maturity that bears interest at a prevailing market rate.

You May Lose a Substantial Portion of Your Investment in the Buffered PLUS

You can lose a substantial portion of your investment in the Buffered PLUS. The cash payment on your Buffered PLUS on the stated maturity date will be based on the performance of an equally weighted basket, comprised of the underlying stocks, as measured from the initial basket value set on the pricing date to the basket closing value on the valuation date. If the final basket value has declined from the initial basket value by more than the buffer amount, you will lose 1.00% of the stated principal amount of your Buffered PLUS for every 1.00% decline in the basket value beyond the buffer amount, subject to the minimum payment at maturity. Thus, you may lose a substantial portion of your investment in the Buffered PLUS.

Also, the market price of your Buffered PLUS prior to the stated maturity date may be significantly lower than the purchase price you pay for your Buffered PLUS. Consequently, if you sell your Buffered PLUS before the stated maturity date, you may receive far less than the amount of your investment in the Buffered PLUS.

The Buffered PLUS Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the Buffered PLUS will be based on the performance of the underlying stocks, the payment of any amount due on the Buffered PLUS is subject to the credit risk of GS Finance Corp., as issuer of the Buffered PLUS, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the Buffered PLUS. The Buffered PLUS are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the Buffered PLUS, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the Buffered PLUS, to pay all amounts due on the Buffered PLUS, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” on page S-5 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” on page 67 of the accompanying prospectus.

The Return on Your Buffered PLUS Will Be Limited

Your ability to participate in any change in the value of the basket over the life of your Buffered PLUS will be limited because of the maximum payment at maturity. The maximum payment at maturity will limit the payment at maturity you may receive for each of your Buffered PLUS, no matter how much the value of the basket may rise over the life of your Buffered PLUS. Although the leverage factor provides 300.00% exposure to any increase in the final basket value over the initial basket value, because the payment at maturity will be limited to 127.50% of the stated principal amount per Buffered PLUS, any increase in the final basket value over the initial basket value by more than approximately 9.167% of the initial basket

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

value will not further increase the return on the Buffered PLUS. Accordingly, the amount payable for each of your Buffered PLUS may be significantly less than it would have been had you invested directly in the underlying stocks.

The Lower Performance of One or More Underlying Stocks May Offset an Increase in Any of the Other Underlying Stocks

Declines in the value of one or more underlying stocks may offset an increase in the value of any of the other underlying stocks. As a result, any return on the basket — and thus on your Buffered PLUS — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your Buffered PLUS at maturity.

The Estimated Value of Your Buffered PLUS At the Time the Terms of Your Buffered PLUS Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Buffered PLUS

The original issue price for your Buffered PLUS exceeds the estimated value of your Buffered PLUS as of the time the terms of your Buffered PLUS are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Buffered PLUS”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your Buffered PLUS (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your Buffered PLUS as determined by reference to these models. As agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described under “Estimated Value of Your Buffered PLUS”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Buffered PLUS”. Thereafter, if GS&Co. buys or sells your Buffered PLUS it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your Buffered PLUS at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your Buffered PLUS as of the time the terms of your Buffered PLUS are set on the pricing date, as disclosed above under “Estimated Value of Your Buffered PLUS”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the Buffered PLUS. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your Buffered PLUS in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your Buffered PLUS determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Buffered PLUS May Be Influenced By Many Unpredictable Factors” below.

The difference between the estimated value of your Buffered PLUS as of the time the terms of your Buffered PLUS are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the Buffered PLUS, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your Buffered PLUS. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your Buffered PLUS.

In addition to the factors discussed above, the value and quoted price of your Buffered PLUS at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the Buffered PLUS, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your Buffered PLUS, including the price you may receive for your Buffered PLUS in any market making transaction. To the extent that GS&Co. makes a market in the Buffered PLUS, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured Buffered PLUS (and subject to the declining excess amount described above).

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Furthermore, if you sell your Buffered PLUS, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your Buffered PLUS in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your Buffered PLUS at any price and, in this regard, GS&Co. is not obligated to make a market in the Buffered PLUS. See “Additional Risk Factors Specific to the Notes— Your Notes May Not Have an Active Trading Market” on page S-7 of the accompanying general terms supplement.

The Amount Payable on Your Buffered PLUS Is Not Linked to the Basket Component Closing Values of the Underlying Stocks at Any Time Other than the Valuation Date

The final basket value will be based on the basket component closing value of each of the underlying stocks on the valuation date (subject to adjustment as described elsewhere in this pricing supplement). Therefore, if the basket component closing values of the underlying stocks dropped precipitously on the valuation date, the payment at maturity for your Buffered PLUS may be significantly less than it would have been had the payment at maturity been linked to the basket component closing values prior to such drop in the values of the underlying stocks. Although the actual value of the underlying stocks on the stated maturity date or at other times during the life of your Buffered PLUS may be higher than the basket component closing values of the underlying stocks on the valuation date, you will not benefit from the basket component closing values of the underlying stocks at any time other than on the valuation date.

There Is Limited Hypothetical Historical Information About the Basket

The Buffered PLUS are linked to the performance of the basket. Because one of the underlying stocks, Uber Technologies, Inc., has available historical data only from May 14, 2019, hypothetical historical closing values of the basket are only available beginning on May 14, 2019. Because the hypothetical historical basket values are unavailable prior to May 14, 2019, limited hypothetical historical basket value information is available for you to consider in making an informed decision with respect to the Buffered PLUS.

The Market Value of Your Buffered PLUS May Be Influenced By Many Unpredictable Factors

When we refer to the market value of your Buffered PLUS, we mean the value that you could receive for your Buffered PLUS if you chose to sell them in the open market before the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your Buffered PLUS, including:

•
the market value of the basket and the underlying stocks;
•
the volatility – i.e., the frequency and magnitude of changes – in the market values of the underlying stocks;
•
the dividend rates of the underlying stocks;
•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the market segments of which the underlying stocks are a part, and which may affect the market values of the underlying stocks;
•
interest rates and yield rates in the market;
•
the time remaining until your Buffered PLUS mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your Buffered PLUS may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in Buffered PLUS with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your Buffered PLUS before maturity, including the price you may receive for your Buffered PLUS in any market making transaction. If you sell your Buffered PLUS before maturity, you may receive less than the principal amount of your Buffered PLUS or the amount you may receive at maturity.

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

You cannot predict the future performance of the underlying stocks based on their historical performance. The actual performance of the underlying stocks over the life of the offered Buffered PLUS or the payment at maturity may bear little or no relation to the historical basket component closing values of the underlying stocks or to the hypothetical examples shown elsewhere in this pricing supplement.

We Will Not Hold Shares of the Underlying Stocks for Your Benefit

The indenture governing your Buffered PLUS does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey a share or shares of the underlying stocks acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of the underlying stocks for your benefit in order to enable you to exchange your Buffered PLUS for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any shares of the underlying stocks owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

In Some Circumstances, the Payment You Receive On the Notes May Be Based On the Securities of Another Company and Not the Issuer of an Underlying Stock

Following certain corporate events relating to an underlying stock where its issuer is not the surviving entity, the amount you receive at maturity may be based on the securities of a successor to such underlying stock issuer or any cash or any other assets distributed to holders of shares of the underlying stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Buffered PLUS. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting distribution property (as described above) under “Anti-dilution Adjustments for Index Stocks” in the accompanying general terms supplement no. 8,999.

You Have No Shareholder Rights or Any Rights to Receive Any Underlying Stock

Investing in your Buffered PLUS will not make you a holder of the underlying stocks. Neither you nor any other holder or owner of your Buffered PLUS will have any rights with respect to the underlying stocks, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlying stocks or any other rights of a holder of the underlying stocks. In addition, you will have no right to receive any shares of the underlying stocks on the stated maturity date.

We May Sell an Additional Aggregate Stated Principal Amount of the Buffered PLUS at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the Buffered PLUS subsequent to the date of this pricing supplement. The issue price of the Buffered PLUS in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Buffered PLUS at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Buffered PLUS Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Buffered PLUS Will be Negatively Affected

The payment at maturity will not be adjusted based on the issue price you pay for the Buffered PLUS. If you purchase Buffered PLUS at a price that differs from the stated principal amount of the Buffered PLUS, then the return on your investment in such Buffered PLUS held to the stated maturity date will differ from, and may be substantially less than, the return on Buffered PLUS purchased at stated principal amount. If you purchase your Buffered PLUS at a premium to stated principal amount and hold them to the stated maturity date the return on your investment in the Buffered PLUS will be lower than it would have been had you purchased the Buffered PLUS at stated principal amount or a discount to stated principal amount.

Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

Other investors in the Buffered PLUS are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

indirectly through derivative transactions) on assets that are the same or similar to your Buffered PLUS, the underlying stocks or other similar securities, which may adversely impact the market for or value of your Buffered PLUS.

Additional Risks Related to the Common Stock of Uber Technologies, Inc.

The Common Stock of Uber Technologies, Inc. Has a Very Limited Trading History

Your Buffered PLUS are linked, in part, to an underlying stock that has only recently commenced public trading and, therefore, has very limited historical performance. Because the underlying stock has no historical closing values prior to the date its common stock commenced trading, limited historical underlying stock information will be available for you to consider in making an independent investigation of its underlying stock performance, which may make it difficult for you to make an informed decision with respect to the Buffered PLUS. Further, because the underlying stock has a very limited trading history, your investment in the Buffered PLUS may involve greater risks than an investment in Buffered PLUS linked to the securities of companies with a more established record of performance. For additional information about the underlying stock, see “The Basket and the Underlying Stocks”. No future performance of the underlying stock can be predicted based on the historical underlying stock performance information described herein.

Risks Related to Tax

Your Buffered PLUS May Be Subject to an Adverse Change in Tax Treatment in the Future

The tax consequences of an investment in your Buffered PLUS are uncertain, both as to the timing and character of any inclusion in income in respect of your Buffered PLUS.

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as your Buffered PLUS that are currently characterized as pre-paid derivative contracts, and any such guidance could adversely affect the tax treatment and the value of your Buffered PLUS. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your Buffered PLUS after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Buffered PLUS. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences” on page S-44 of the accompanying general terms supplement no. 8,999. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the Buffered PLUS for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” on page S-44 of the accompanying general terms supplement no. 8,999 unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your Buffered PLUS in your particular circumstances.

Non-United States Holders Should Consider the Withholding Tax Implications of Owning the Buffered PLUS

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30%

(or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange, or maturity of your Buffered PLUS, could be collected via withholding. If these regulations were to apply to the Buffered PLUS, we may be required to withhold such taxes if any U.S.-source dividends are paid on the basket components during the term of the Buffered PLUS. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the Buffered PLUS in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m)

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your Buffered PLUS, your Buffered PLUS will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your Buffered PLUS for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Buffered PLUS, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Buffered PLUS to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your Buffered PLUS.

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

The Basket and the Underlying Stocks

The Basket

The basket is composed of 4 underlying stocks with the following basket component weightings within the basket: the common stock of Amazon.com, Inc. (25.00% weighting), the common stock of NVIDIA Corporation (25.00% weighting), the common stock of Tesla, Inc. (25.00% weighting) and the common stock of Uber Technologies, Inc. (25.00% weighting).

The Underlying Stocks

Where Information About the Underlying Stock Issuers Can Be Obtained

The underlying stocks are registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed by the underlying stock issuer with the SEC electronically can be reviewed through a web site maintained by the SEC. The address of the SEC’s web site is sec.gov.

Information about the underlying stock issuers may also be obtained from other sources such as press releases, newspaper articles and other publicly available documents.

We Obtained the Information About the Underlying Stock Issuers From the Underlying Stock Issuers’ Public Filings

This pricing supplement relates only to your Buffered PLUS and does not relate to the underlying stocks or other securities of the underlying stock issuers. We have derived all information about the underlying stock issuers in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlying stock issuers in connection with the offering of your Buffered PLUS. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlying stocks — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlying stock issuers could affect the value you will receive at maturity and, therefore, the market value of your Buffered PLUS.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stocks.

We or any of our affiliates may currently or from time to time engage in business with the underlying stock issuers, including making loans to or equity investments in the underlying stock issuers or providing advisory services to the underlying stock issuers, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the underlying stock issuer and, in addition, one or more of our affiliates may publish research reports about the underlying stock issuers. As an investor in a Buffered PLUS, you should undertake such independent investigation of the underlying stock issuers as in your judgment is appropriate to make an informed decision with respect to an investment in a Buffered PLUS.

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Basket Component Closing Values of the Underlying Stocks and Basket Closing Values

The respective basket component closing values of the underlying stocks have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying stocks have recently experienced extreme and unusual volatility. Any historical upward or downward trend in the basket component closing value of any of the underlying stocks during any period shown below is not an indication that the underlying stocks are more or less likely to increase or decrease at any time during the life of your Buffered PLUS.

You should not take the historical basket component closing values of the underlying stocks or the historical basket closing values as an indication of the future performance of the underlying stocks or the basket, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the basket or the underlying stocks will result in you receiving an amount greater than the outstanding principal amount of your Buffered PLUS on the stated maturity date, or that you will not suffer a loss of some or a substantial portion of your investment in the Buffered PLUS.

Neither we nor any of our affiliates make any representation to you as to the performances of the underlying stocks. Before investing in the offered Buffered PLUS, you should consult publicly available information to determine the values of the underlying stocks between the date of this pricing supplement and the date of your purchase of the offered Buffered PLUS and, given the recent volatility described above, you should pay particular attention to recent values of the underlying stocks. The actual performance of each underlying stock over the life of the offered Buffered PLUS, as well as the payment at maturity, if any, may bear little relation to the historical basket component closing values shown below.

The graphs below, except where otherwise indicated, show the daily historical closing values of each underlying stock from January 1, 2019 through October 23, 2024, adjusted for corporate events, if applicable. As a result, the following graphs do not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing values in the graphs below from Bloomberg Financial Services, without independent verification.

According to publicly available information, Amazon.com, Inc. is an e-commerce company. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 000-22513. The daily historical closing values for Amazon.com, Inc. in the graph below have been adjusted for a 20-for-1 stock split that became effective before the market open on June 6, 2022.

Historical Performance of Amazon.com, Inc.

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

According to publicly available information, NVIDIA Corporation is a full-stack computing infrastructure company with data-center-scale offerings. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 000-23985. The daily historical closing values for NVIDIA Corporation in the graph below have been adjusted for a 4-for-1 stock split that became effective before the market open on July 20, 2021 and a 10-for-1 stock split that became effective before the market open on June 10, 2024.

Historical Performance of NVIDIA Corporation

According to publicly available information, Tesla, Inc. designs, develops, manufactures, sells and leases fully electric vehicles and energy generation and storage systems. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-34756. The daily historical closing prices for Tesla, Inc. in the graph below have been adjusted for a 5-for-1 stock split that became effective before the market open on August 31, 2020 and a 3-for-1 stock split that became effective before the market open on August 25, 2022.

Historical Performance of Tesla, Inc.

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

According to publicly available information, Uber Technologies, Inc. is a technology platform for ridesharing services and meal preparation, grocery and other delivery services. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-38902. The graph below shows the daily historical closing prices of the basket stock from the date its common stock commenced trading on May 14, 2019 through October 23, 2024.

Historical Performance of Uber Technologies, Inc.

Closing Level
80
60
40
20
0
May-2019
May-2020
May-2021
May-2022
May-2023
May-2024

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Historical Basket Values

The following graph is based on the basket closing value for the period from May 14, 2019 through October 23, 2024 assuming that the basket closing value was 100 on May 14, 2019. We derived the basket closing values based on the method to calculate the basket closing value as described in this pricing supplement and on actual basket component closing values of the basket components on the relevant date. The basket closing value has been normalized such that its hypothetical value on May 14, 2019 was 100. As noted in this pricing supplement, the initial basket value will be set at 100 on the pricing date. The basket closing value can increase or decrease due to changes in the values of the underlying stocks. The hypothetical closing levels of the basket begin at May 14, 2019 because one of the underlying stocks, Uber Technologies, Inc. has available historical data only from May 14, 2019.

Historical Performance of the Basket

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1250
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0
Closing Level
May-2019
May-2020
May-2021
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May-2023
May-2024

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Supplemental Discussion of U.S. Federal Income Tax Consequences

No statutory, judicial or administrative authority directly addresses how your Buffered PLUS should be characterized and treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in your Buffered PLUS are uncertain. You will be obligated pursuant to the terms of your Buffered PLUS — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your Buffered PLUS for all tax purposes as pre-paid derivative contracts in respect of the basket, as described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” on page S-44 of the accompanying general terms supplement no. 8,999. It is the opinion of Sidley Austin LLP that such a characterization of the Buffered PLUS for U.S. federal income tax purposes is a reasonable interpretation of current law. Pursuant to this approach, it is the opinion of Sidley Austin LLP that upon the sale, exchange, or maturity of your Buffered PLUS, you should recognize capital gain or loss equal to the difference, if any, between the amount you receive at such time and your tax basis in your Buffered PLUS.

Notwithstanding the foregoing, since the appropriate U.S. federal income tax characterization and treatment of your Buffered PLUS are uncertain, it is possible that the Internal Revenue Service could assert a different characterization and treatment than that described immediately above. In this case, the timing and character of income, gain or loss recognized with respect to your Buffered PLUS could substantially differ from that described above.

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the Buffered PLUS will generally be subject to the FATCA withholding rules.

October 2024

GS Finance Corp. Buffered PLUS Based on the Value of a Basket of Underlying Stocks due May 5, 2026 Buffered Performance Leveraged Upside SecuritiesSM Principal at Risk Securities

Supplemental Plan of Distribution; Conflicts of Interest

As described under “Supplemental Plan of Distribution” on page S-49 of the accompanying general terms supplement and “Plan of Distribution — Conflicts of Interest” on page 129 of the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $ .

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered Buffered PLUS specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the Buffered PLUS to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $25.00 for each Buffered PLUS it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $5.00 of the selling concession for each Buffered PLUS as a structuring fee. The costs included in the original issue price of the Buffered PLUS will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of Buffered PLUS within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of Buffered PLUS will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell Buffered PLUS in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We expect to deliver the Buffered PLUS against payment therefor in New York, New York on November 5, 2024. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Buffered PLUS on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the Buffered PLUS. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the Buffered PLUS.

October 2024